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                                                                Exhibit 24.8

                                 CONSENT OF APPRAISERS


     We consent to the use of our Appraisal Letter to Mr. David Dehaemers, Jr., Chief Financial Officer, Vice President of Kinder Morgan Energy Partners L.P. ("KMEP") dated November 19, 1997 and the summarization of such letter in the Registration Statement on Form S-4, the related joint Proxy Statement of KMEP and Santa Fe Pacific Pipeline Partners, L.P. and the related Prospectus of KMEP for the registration of 26,615,916 common units of KMEP.


                                        Corporate Valuation Advisors, Inc.



                                        By: /s/ James W. Volkman
                                           ---------------------------------
                                        Title: Managing Director

City, State:  Brookfield, WI
Date: January 16, 1998